UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2009, AbitibiBowater Inc. (the "Company") and its Abitibi-Consolidated Inc. subsidiary ("ACI") commenced a recapitalization proposal (the "Recapitalization") which is intended to, among other things, reduce the Company's net debt by approximately $2.4 billion, lower its annual interest expense by approximately $162 million and raise approximately $350 million through the issuance of new notes of ACI and common stock and warrants of the Company.  The Recapitalization includes:

  (a) the conversion of $2.9 billion of outstanding unsecured debt securities (the "ACI Notes") originally issued by either Abitibi-Consolidated Finance L.P. ("ACFLP"), ACI or Abitibi-Consolidated Company of Canada ("ACCC") (each of ACFLP, ACI and ACCC is a direct or indirect wholly owned subsidiary of the Company), into (i) new notes consisting of approximately $321 million aggregate principal amount of 12.5% First Lien Notes due March 31, 2014 (the "First Lien Notes") and approximately $810 million aggregate principal amount of 11% Second Lien Notes due June 30, 2014, (ii) an aggregate of approximately 86.7 million shares of the Company's common stock (the "Common Stock") and (iii) an aggregate of approximately 230.7 million warrants to purchase Common Stock (divided among warrants to purchase Common Stock at an exercise price of $1.00 per common share with a term of 18 months (the "Series A Warrants"), warrants to purchase Common Stock at an exercise price of $1.25 per common share with a term of 30 months (the "Series B Warrants") and warrants to purchase Common Stock at an exercise price of $1.50 per common share with a term of five years (the "Series C Warrants" and together with the Series A Warrants, Series B Warrants and Series D Warrants (as defined below), the "Warrants")) and (b) the satisfaction of accrued and unpaid interest up to and including April 1, 2009 for the ACI Notes through the issuance of additional First Lien Notes;

  a concurrent private offering (the "Concurrent Offering") of approximately $389 million of First Lien Notes and 222.2 million warrants to purchase Common Stock at an exercise price of $1.25 per share with a term of five years (the "Series D Warrants"), for an aggregate purchase price of approximately $350 million, to investors who qualify as qualified institutional buyers in the U.S. or accredited investors in Canada;

the repayment in full of the ACCC's $413 million 13.75% Senior Secured Notes due 2011 (the "Secured Notes"), and any accrued and unpaid interest thereon; and

  interest accrued but not paid as well as a portion of the principal outstanding under ACCC's existing 364-Day Facility (defined below) due March 30, 2009 will be repaid in cash such that the principal amount outstanding will be reduced to $200 million and the maturity date will be extended to March 31, 2012.

The Recapitalization is proposed to be implemented as part of a plan of arrangement (the "Plan"), which was filed in connection with an application for an interim order with the Commercial Division of the Superior Court of Quebec in Montreal (the "Court") on March 13, 2009 pursuant to section 192 of the Canada Business Corporations Act. The Court granted an interim order on March 13, 2009 (the "Interim Order"), which included a stay of proceedings in favor of ACI and certain of its affiliates.

The Recapitalization is subject to the following conditions, among others (the "Recapitalization Closing Conditions"): (i) the Court shall have granted the final order approving the Plan; (ii) no Material Adverse Effect shall have occurred since the effective date of the Support Agreement (as defined below) ("Material Adverse Effect" means a material adverse change in the business operations of ACI and Donohue Corp., an indirect wholly owned subsidiary of the Company ("Donohue"), and its subsidiaries (taken as a whole) or the financial condition of the Company on a consolidated basis or of ACI and Donohue and its subsidiaries (taken as a whole) subject to certain exceptions); (iii) all required material consents and material waivers of third parties to the consummation of the Recapitalization shall have been obtained; (iv) the completion of the sale of ACCC's 60% interest in Manicouagan Power Company resulting in gross proceeds of at least CDN$615 million; (v) completion of the previously announced exchange offers, notes offering and private placement by the Company's subsidiaries, Bowater Incorporated, Bowater Canada Finance Corporation and Bowater Finance II LLC; (vi) the closing of the Concurrent Offering resulting in gross proceeds of $350 million; and (vii) the completion of the amendment of the Company's 8.0% Convertible Notes due 2013 (the "Convertible Notes") into $190.0 million of new convertible notes of the Company which will be convertible for Common Stock at a price of $1.75 per share and mature on September 30, 2014.

Firm Commitment Agreements

In connection with the Recapitalization, on March 13, 2009, the Company, ACI and ACCC entered into Firm Commitment Agreements (the "Firm Commitment Agreements") with Fairfax Financial Holdings Limited ("Fairfax") and Steelhead Partners' LLC ("Steelhead" and, together with Fairfax, the "Initial Commitment Parties"). As part of the Concurrent Offering, the Initial Commitment Parties have committed to subscribe for an aggregate of $167 million of First Lien Notes and 95.3 million Series D Warrants for an aggregate purchase price of $150 million. In consideration for their commitments, the Initial Commitment Parties will receive a commitment fee equal to $50 of First Lien Notes and 53.895 Series A Warrants, 53.895 Series B Warrants and 53.895 Series C Warrants for each $1,000 of committed amounts, which fee will be paid only in the event the Recapitalization is completed.

The obligations of an Initial Commitment Party under its Firm Commitment Agreement will terminate upon the earlier of: (i) the termination of the Support Agreement or (ii) June 30, 2009.

The form of Firm Commitment Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Fairfax has previously provided financing to the Company and Fairfax and certain of its subsidiaries currently hold approximately $368.9 million aggregate principal amount of the Convertible Notes. Fairfax presently has two of its designees serving on the Board of Directors of the Company.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In connection with the Recapitalization, on March 13, 2009, ACCC delivered notice to the Administrative Agent under the Credit and Guaranty Agreement, dated as of April 1, 2008, by and among ACCC, as borrower, ACI, as guarantor, the other guarantors party thereto, the lenders party thereto, and Goldman Sachs Credit Partners L.P., as Administrative Agent, Co-Lead Arranger, Co-Lead Bookrunner, Syndication Agent and Collateral Agent (the "364-Day Facility"), that, pursuant to the Recapitalization, ACCC was seeking a stay from the Court of all affected creditors from initiating recovery measures against ACCC or any of the guarantors of its obligations until the Recapitalization is complete. ACCC's request of the stay from the Court constituted an event of default under the 364-Day Facility that automatically accelerated and caused to become immediately due and payable the approximately $347 million due under the 364-Day Facility. However, as a result of the Interim Order granted by the Court, the lenders' ability to initiate recovery of the accelerated amounts has been stayed.

The acceleration of the amounts due under the 364-Day Facility triggered cross-default provisions in substantially all of ACI's and ACCC's other material debt agreements and, as a result, the amounts due under such obligations are also subject to acceleration by the creditors for such obligations.  However, the creditors with respect to such other obligations are also subject to the stay issued by the Court.

The 364-Day Facility is filed as Exhibit 10.10 to our Current Report on Form 8-K filed on April 7, 2008 and is incorporated by reference herein.

Item 8.01.	Other Information.

Support Agreement

In connection with the Recapitalization, on or after March 13, 2009, the Company, ACI, ACCC and ACFLP (collectively, the "Companies") entered into a support agreement (the "Support Agreement") with certain holders of, in the aggregate, approximately 39% of the ACI Notes and, in the aggregate, approximately 7% of the Secured Notes, the latter of which represents a separate voting class of securities (each a "Consenting Noteholder").

Pursuant to the Support Agreement, each Consenting Noteholder agreed, among other things, that until June 30, 2009, such Consenting Noteholder: (i) will not solicit or enter into any transactions with respect to refinancing, recapitalizing and/or restructuring the Companies other than the Recapitalization and the Plan; and (ii) will support the Plan and the Recapitalization by, among other things (a) voting in favor of the Plan, (b) abstaining from any act that would frustrate or hinder consummation of the Plan or Recapitalization and (c) consenting to any reasonable requests by the Companies for a temporary waiver of any Identified Events of Default (as defined in the Support Agreement).

The obligations of each Consenting Noteholder under its Support Agreement shall terminate upon the earlier of: (i) the failure to file the Plan with the Court on or before May 31, 2009; (ii) the implementation of the Plan; (iii) the date any of the Companies enter into a written agreement with respect to an alternative transaction; (iv) written notice from a Consenting Noteholder to the Companies, in the event of a material breach by the Companies of any representation, warranty, covenant or other obligation provided for in the Support Agreement or any other material agreement directly relating to the Recapitalization, which breach is not cured within five days after such Consenting Noteholder has notified the Companies of its intent to terminate the Support Agreement pursuant to the termination provision of the Support Agreement; (v) the date upon which a Consenting Noteholder's Firm Commitment Agreement and/or Backstop Agreement (as defined below), if any, terminates (provided that in the case of a termination pursuant to subparagraphs (iv) and (v), the Support Agreement shall terminate only as between such Consenting Noteholder and the Companies (and, for greater certainty, all terms of the Support Agreement as between the Companies and any other Consenting Noteholder thereto shall remain in full force and effect); (vi) the commencement of a voluntary or involuntary case or proceeding by or against any of the Companies under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver or similar official of the Companies or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any of the Companies in furtherance of any such action; and (vii) June 30, 2009.

Backstop Commitment Agreement

Also in connection with the Recapitalization, on March 14, 2009, the Company, ACI, AbitibiBowater US Holding LLC and ACCC (collectively, the "Backstop Companies") entered into a backstop commitment agreement (the "Backstop Agreement") with a new investor (the "Backstop Party"). Pursuant to the Backstop Agreement, the Backstop Party has agreed, among other things, to provide a backstop agreement for an aggregate of up to $100 million of First Lien Notes that are not otherwise subscribed for in the Concurrent Offering. In consideration for this backstop commitment, the Backstop Party will receive up to $111.1 million of First Lien Notes and up to 63.5 million Series D Warrants. The amount of the backstop commitment that is funded by the Backstop Party (the "Backstop Party Call Amount") will depend upon the extent to which ACI noteholders participate in the Concurrent Offering. The Backstop Party will receive a backstop commitment fee in an amount of $50 of First Lien Notes and 53.895 Series A Warrants, 53.895 Series B Warrants and 53.895 Series C Warrants for each $1,000 committed, which fee will be paid only in the event the Recapitalization is completed; provided, however, that ACI shall have no obligation to pay such fee in the event the Backstop Party fails to fund the Backstop Party Call Amount as and when required (unless no amount is called by ACI). The Backstop Agreement contains indemnification provisions and restrictions on use of funds and certain other conditions.

A form of Support Agreement and form of Backstop Commitment Agreement are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference herein.

Forward-Looking Statements

Statements in this report, and the exhibits filed herewith, that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the Recapitalization, the Plan and other refinancing activities and our strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "will," "could," "may," "intend," "expect," "believe," "anticipate," and other terms with similar meaning indicating possible future events or potential impact on the business or securityholders of ACI and AbitibiBowater.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management's current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, our substantial indebtedness and our ability to refinance our existing indebtedness or obtain financing or otherwise derive additional liquidity, especially in light of the current decline in the global economy and the credit crisis, the consequences of the Recapitalization to holders and the adequacy of our capital. We undertake no obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise except as provided by law.

Item 9.01.	Financial Statements and Exhibits

	(d)	Exhibits

		10.1	Form of Firm Commitment Agreement
		99.1	Form of Support Agreement
		99.2	Form of Backstop Commitment Agreement*

* To be filed by an amendment.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ William G. Harvey
Dated: March 19, 2009		Name: William G. Harvey
Title: Senior Vice-President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Form of Firm Commitment Agreement
99.1	Form of Support Agreement
99.2	Form of Backstop Commitment Agreement*

* To be filed by an amendment.

8